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                                                                     EXHIBIT 5.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Sponsor and Trustee of
The Stripped ("Zero") U.S. Treasury Securities Fund, Nationwide Provident, Series A


We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement Number: 33-02455 on Form S-6 of our opinion dated April 7, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, N.Y.
April 28, 2005